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                               SECOND AMENDMENT
                                       TO
                          AMERITECH SENIOR MANAGEMENT
                    RETIREMENT AND SURVIVOR PROTECTION TRUST
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     RESOLVED, that pursuant to the authority reserved to Ameritech Corporation by the provisions of the Ameritech Senior Management Retirement and Survivor Protection Trust (the "Trust"), the Trust is hereby amended effective October 16, 1991, as follows:

      1. By adding the following as the second and third sentences in paragraph I-2. Definitions:

               "As used in the Trust, the term Committee shall mean the Ameritech Salary Policy Committee. The Committee shall have the powers allocated to it in the Trust;" and

      2. By substituting the term "Committee" for the term "Asset Management Committee" wherever that term appears in the Trust, including, but not limited to, paragraphs I-4, II-3, II-5(b), III-1, III-2, III-4, III-4
          (b), (d) and (e), III-5, IV-2, and VI.



     I, Bruce B. Howat, Secretary of Ameritech Corporation, hereby certify that the foregoing is a correct copy of a resolution adopted by the Ameritech Human Resources Committee on October 16, 1991, and that the resolution has not been changed or repealed.



Dated:  October 29, 1991                       /s/ Bruce B. Howat
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                                                   Secretary